BY-LAWS
                                       of
                              Asia Properties, Inc.
                              A Nevada Corporation

                               ARTICLE I - OFFICES

The registered office of the Corporation in the State of Nevada shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Nevada as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETING OF SHAREHOLDERS

Section  1  -  Annual  Meetings:  (Chapter  78.310)

The annual meeting of the shareholders of the Corporation shall be held at the time fixed. from time to time by the Directors.

Section  2  -  Special  Meetings:  (Chapter  78.310)

Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors and shall be held within or without the State of Nevada.

Section  3  -  Place  of  Meetings:  (Chapter  78.310)

Meetings of shareholders shall be held at the registered office of the Corporation. or at such other places within or without the State of Nevada as the Directors may from time to time fix. If no designation is made. the meeting shall be held at the Corporation's registered office in the state of Nevada.

Section  4  -  Notice  of  Meetings:  (Section  78.370)

(a) Written or printed notice of each meeting of shareholders, whether annual or special, signed by the president. vice president or secretary, stating the time when and place where it is to be held. as well as the purpose or purposes for which the meeting is called, shall be served either personally or by mail by or at the direction of the president, the secretary, or the officer or the person calling the meeting. not less than ten or more than sixty days before the date of the meeting. unless the lapse of the prescribed time shall have been waived before or after the taking of such action upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder as it appears on the share transfer records of the Corporation or to the current address, which shareholder has delivered to the Corporation in a written notice.

*Unless otherwise stated herein all references to "Sections" in these Bylaws refer to those sections contained in Title 78 of the Nevada Private Corporations Law.

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(b)  Further  notice  to  a  shareholder  is  not  required  when  notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him or her during the period between those two consecutive annual meetings: or all, and at least two payments sent by first-class mail of dividends or interest on securities during a 12-month period have been mailed addressed to him or her at his or her address as shown on the records of the Corporation and have been returned undeliverable.

Section  5  -  Quorum:  (Section  78.370)

(a) Except as otherwise provided herein, or by law, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"). a quorum shall be present at all meetings of shareholders of the Corporation if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

(b) The subsequent withdrawal of any shareholder from the meeting. after the commencement of a meeting or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum. after a quorum has been established at such meeting.

(c) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

Section  -  Voting  and  Acting:  (Section  78.320  &  78.350)

(a) Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, any corporate action, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present, shall be the act of the shareholders of the Corporation.

(b) Except as otherwise provided by statute. the Certificate of Incorporation, or these bylaws. at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat. shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Where appropriate communication facilities are reasonably available, any or all shareholders shall have the right to participate in any shareholders' meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section  7  -  Proxies:  (Section  78.355)

Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy. so long as such proxy is executed in writing by the shareholder himself, his authorized officer, director, employee or agent or by causing the signature of the stockholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature. or by his attorney-in-fact there unto duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder. If it is determined that the telegram, cablegram or

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other electronic transmission is valid, the persons appointed by the Corporation to count the votes of shareholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied. No proxy shall be valid after the expiration of six months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation. If any shareholder designates two or more persons to act as proxies. a majority of those persons present at the meeting. or, if one is present. then that one has and may exercise all of the powers conferred by the shareholder upon all of the persons so designated unless the shareholder provides otherwise.

Section  8  -  Action  Without  a  Meeting:  (Section  78.320)

Unless otherwise provided for in the Articles of Incorporation of the Corporation, any action to be taken at any annual or special shareholders' meeting, may be taken without a meeting. without prior notice and without a vote if written consents are signed by a majority of the shareholders of the Corporation. except however if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

                        ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Term. Election and Qualifications: (Section 78. 115, 78.330)

(a) The first Board of Directors and all subsequent Boards of the Corporation shall consist of ( )unless and until otherwise determined by vote of a majority of the entire Board of Directors. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. A Director need not be a shareholder of the Corporation unless the Certificate of Incorporation of the Corporation or these Bylaws so require.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of Incorporation of the Corporation or these Bylaws, by a plurality of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereinafter. Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election. unless their terms are staggered in the Articles of Incorporation of the Corporation (so long as at least one - fourth in number of the Directors of the Corporation are elected at each annual shareholders' meeting) or these Bylaws, or until his prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation



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(d)  All  Directors  of the Corporation shall have equal voting power unless the
Articles of Incorporation of the Corporation provide that the voting power of individual Directors or classes of Directors are greater than or less than that of any other individual Directors or classes of Directors. and the different voting powers may be stated in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation. If the Articles of Incorporation provide that any Directors have voting power greater than or less than other Directors of the Corporation, every reference in these Bylaws to a majority or other proportion of Directors shall be deemed to refer to majority or other proportion of the voting power of all the Directors or classes of Directors, as may be required by the Articles of Incorporation.

Section  2  -  Duties  and  Powers:  (Section  78.120)

The Board of Directors shall be responsible for the control and management of the business and affairs. property and interests of the Corporation, and may exercise all powers of the Corporation. except such as those stated under Nevada state law, are in the Articles of Incorporation or by these Bylaws. expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

Section  3  -  Regular  Meetings:  Notice:  (Section  78.310)

(a) A regular meeting of the Board of Directors shall be held either within or without the State of Nevada at such time and at such place as the Board shall fix.

(b) No notice shall be required of any regular meeting of the Board of Directors and, if given. need not specify the purpose of the meeting; provided, however, that in case the Board of Direc-tors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these Bylaws with respect to special meetings. unless such notice shall be waived in the manner set forth in these Bylaws.

Section  4  -  Special  Meetings:  Notice:  (Section  78.3lO)

a) Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required statute, written notice of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, or delivered orally with sufficient time for the convenient assembly of Directors thereat, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mails7 so addressed, with postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph



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company.  A notice. or waiver of notice, except as required by these Bylaws need not specify the business to be transacted at or the purpose or purposes of the meeting.

(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement. the lack of notice to him. or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section  5  -  Chairperson:

(The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of
Directors. If there shall be no Chairperson, or he or she shall be absent. then the President shall preside. and in his absence. any other director chosen by the Board of Directors shall preside.

Section  6  -  Quorum  and  Adjournments:  (Section  78.315)

(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or these Bylaws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists. Notice of such adjourned meeting shall be given to Directors not present at time of the adjournment and. unless the time and place of the adjourned meeting are announced at the time of the adjournment. to the other Directors who were present at the adjourned meeting.

Section  7  -  Manner  of  Acting:  (Section  78.315)

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by law, by the Articles of Incorporation, or these bylaws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

(c) Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes.

(c) Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of



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Directors'  meeting.  by  means  of  conference  telephone  or  any  means  of communications by which all persons participating in the meeting are able to hear each other.

Section  8  -  Vacancies:  (Section  78.335)

(a) Unless otherwise provided for by the Articles of Incorporation of the Corporation, any vacancy in the Board of Directors occurring by reason of an increase in the number of directors. or by reason of the death, resignation, disqualification, removal or inability to act of any director. or other cause. shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation of the Corporation. vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b) Unless otherwise provided for by law, the Articles of Incorporation or these Bylaws, when one or more Directors shall resign from the board and such resignation is effective at a future date. a majority of the directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies the vote otherwise to take effect when such resignation or resignations shall become effective.

Section  9  -  Resignation:  (Section  78.335)

A Director may resign at any - time by giving written notice of such resignation to the Corporation.

Section  10  -  Removal:  (Section  78.335)

Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose. unless the Articles of Incorporation provide that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Articles of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her. If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director.

Section  11  -  Compensation:  (Section  78.140)

The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.



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Section  12  -  Committees:  (Section  78.  195)

Unless otherwise provided for by the Articles of Incorporation of the Corporation. the Board of Directors. may from time to time designate from among its members one or more committees. and alternate members thereof. as they deem desirable. each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Unless the Articles of Incorporation or Bylaws state otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on such committees authorized herein. Each such committee shall serve at the pleasure of the Board and, unless other-wise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

                              ARTICLE IV - OFFICERS

Section  I  -  Number.  Qualifications.  Election  and  Term of Office: (Section
78.130)

(a) The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation shall consist of a president. secretary and treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election. and until his successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section  2  -  Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Corporation.

Section  3  -  Removal:

Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section  4  -  Vacancies:

(a) A vacancy however caused, occurring in the Board and any newly created Directorships resulting from an increase in the authorized number of Directors may be filled by the Board of
Directors.


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Section  5  -  Bonds:

The Corporation may require any or all of its officers or Agents to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

Section  6  -  Compensation:

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

       ARTICLE V - LIABILITY OF DIRECTORS AND OFFICERS: (Section 78.7502)

Section  1  -  Elimination  of  Liability:

A director or officer of the corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only

(1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or
(2) the payment of dividends in violation of Nevada Revised Statutes Section 78.288, except for a director who dissents to the payment as provided in Nevada Revised Statutes Section 78.300, but liability shall otherwise be eliminated or limited to the fullest extent permitted by Nevada law; as it may be allowed from time to time.

Section  2  -  Mandatory  Indemnification:

The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by Nevada law as the same exists or may hereafter be amended.

Section  3  -  Mandatory  Payment  of  Expenses:

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

Section  4  -  Effect  of  Amendment  or  Repeal

Except as provided in the Articles of Incorporation or by Nevada law, this corporation reserves the right to amend or repeal any provision contained in these Bylaws. However, any amendment to or repeal of any of the provisions shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

Section  5  -  Insurance

The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising

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

out of such person's status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.

                          ARTICLE VI - SHARES OF STOCK

Section  I  -  Certificate  of  Stock:  (Section  78.235)

(a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

(b) Certificated shares of the Corporation shall be signed, (either manually or by facsimile) by officers or agents designated by the Corporation for such purposes. and shall certify the number of shares owned by him in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents. the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers and agents on its stock certificates. it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer who has signed or whose facsimile signature has been placed upon such certificate. shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(c) If the Corporation issues uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter. the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

(d) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section  2  -  Lost  or  Destroyed  Certificates:  (Section  104.8405)

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed if the owner:

(a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser,

(b)  files  with  the  Corporation  a  sufficient  indemnity  bond;  and

(c) satisfies such other requirements, including evidence of such loss. theft or destruction. as may be imposed by the Corporation.

Section  3  -  Transfers  of  Shares:  (Section  104.8401.  104.8406 & 104.8416)

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(a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof. or by his attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed. with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal. equitable or other claim to, or interest in, such share or shares on the part of any other person. whether or not it shall have express or other notice thereof. except as otherwise expressly provided by law

Section  4  -  Record  Date:  (Section  78.215  &  78.350)

(a) The Board of Directors may fix, in advance, which shall not be more than sixty days before the meeting or action requiring a determination of shareholders. as the record date for the deter-mination of shareholders entitled to receive notice of, or to vote at. any meeting of shareholders. or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action If no record date is fixed, the record date for shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or. if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

(b) The Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of shareholders entitled to exercise any rights in respect of any change. conversion or exchange of stock, or for the purpose of any other lawful action.

(c) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5 - Fractions of Shares/Scrip: (Section 78.205) The Board of Directors may authorize the issuance of certificates or payment of money for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights. receive dividends and participate in any assets of the Corporation in the event of liquidation, in proportion to the fractional holdings; or it may authorize the payment in case of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance. subject to such conditions as may be permitted by law. of scrip in registered or bearer form over the manual or facsimile signature of an officer or agent of the Corporation or its agent for that purpose, exchangeable as therein provided for full shares. but such scrip shall not entitle the holder to any rights of share-holder, except as therein provided. The scrip may contain any provisions or conditions that the Corporation deems advisable. If a scrip ceases to be exchangeable for full share certificates, the shares that would otherwise have been issuable as provided on the scrip are deemed to be treasury shares unless the scrip contains other provisions for their disposition.

                                 NV Bylaws - 10

                ARTICLE VII - DIVIDENDS (Section 78.215 & 78.288)

(a) Dividends may be declared and paid out of any funds available therefor, as often, in such amounts and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

(b) Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless:
 (i)  so  authorized  by  the  Articles  of  Incorporation;
(ii) a majority of the shareholders of the class or series to be issued approve the issue; or
     (iii) there are no outstanding shares of the class or series of shares that are authorized to be issued.

                           ARTICLE VIII - FISCAL YEAR

The fiscal y ear of the Corporation shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

                  ARTICLE IX - CORPORATE SEAL (Section 78.065)

The corporate seal, if any, shall be in such form as shall be prescribed and altered from time to time. by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

                             ARTICLE X - AMENDMENTS

Section  I  -  By  Shareholders:

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.

Section  2  -  By  Directors:  (Section  78.120)

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time. By laws of the Corporation.

                 ARTICLE XI - WAIVER OF NOTICE: (Section 78.375)

Whenever any notice is required to be given by law, the Articles of Incorporation or these
Bylaws. a written waiver signed by the person or persons entitled to such notice, whether before or after the meeting by any person. shall constitute a waiver of notice of such meeting

              ARTICLE XII - INTERESTED DIRECTORS: (Section 78.140)

No contract or transaction shall be void or voidable if such contract or transaction is between The corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership. association. or other organization in which one or more of its

                                 NV Bylaws - 11

Directors or Officers. are directors or officers, or have a financial interest, when such Director or Officer is present at or participates in the meeting of the Board, or the committee of the shareholders which authorizes the contract or transaction or his, her or their votes are counted for such purpose if:

(a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and are noted in the minutes of such meeting, and the
     Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or
(b) the material facts as to his, her or their relationship or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon. and the contract or transaction is specifically approved in good faith by vote of the shareholders; or
(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified. by the Board of Directors, a committee  of  the  shareholders;  or
(d) the fact of the common directorship, office or financial interest is not disclosed or known to the Director or Officer at the time the transaction is brought before the Board of
Directors  of  the  Corporation  for  such  action.

Such interested Directors may be counted when determining the presence of a quorum at the
Board of Directors' or committee meeting authorizing the contract or transaction.

     ARTICLE XIII - ANNUAL LIST OF OFFICERS. DIRECTORS AND REGISTERED AGENT:
(Section  78.150  &  78.165)

The Corporation shall. within sixty days after the filing of its Articles of Incorporation with the
Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada. Such list shall be certified by an officer of the Corporation.


                                 NV Bylaws - 12